Exhibit 99.1

Dice Holdings, Inc. Reports Second Quarter 2010 Results

•	Revenues increased 11% year-over-year to $29.9 million

•	Deferred revenue increased 7% or $2.7 million during the quarter

•	Net income grew 33% to $3.7 million resulting in earnings per diluted share of $0.05

•	Adjusted EBITDA totaled $11.3 million or 38% of revenues (See “Notes Regarding the Use of Non-GAAP Financial Measures”)

•	Cash flow from operations totaled $10.6 million, an increase from $4.1 million a year ago

•	Dice Talent Network™ launched empowering tech professionals and hiring companies to directly connect

New York, New York, July 27, 2010 —Dice Holdings, Inc. (NYSE: DHX), a leading provider of specialized career websites for professional communities, today reported financial results for the quarter ended June 30, 2010.

Second Quarter Operating Results

Revenues for the quarter ended June 30, 2010 totaled $29.9 million, an increase of 11% from $27.0 million in the comparable quarter of 2009. Recruitment activity increased at each of our online brands led by Dice.com and eFinancialCareers.com.

Operating expenses totaled $23.5 million for the quarter ended June 30, 2010, an increase of 10% from the comparable quarter in 2009. This increase was driven by higher sales compensation, as well as investments in product development and marketing. The Company’s investments in product development have begun to yield visible product enhancements – the launch of the new AllHealthcareJobs and ClearanceJobs sites in the second quarter; and most recently the launch of the Dice Talent Network. This innovation empowers technology professionals to engage directly with hiring companies and recruiters, which will strengthen the relationship between employer and prospect, while continuing to deliver the efficiency and targeting that customers value.

Net income for the quarter ended June 30, 2010 grew 33% to $3.7 million from the $2.8 million earned in the second quarter of 2009. Diluted earnings per share were $0.05 for the second quarter of 2010, as compared to diluted earnings per share of $0.04 in the comparable quarter a year ago.

Net cash provided by operating activities for the quarter ended June 30, 2010 was $10.6 million, an increase of 158% from $4.1 million in the comparable quarter of 2009.

Adjusted EBITDA for the quarter ended June 30, 2010 was $11.3 million, compared with $12.2 million for the second quarter of 2009. See “Notes Regarding the Use of Non-GAAP Financial Measures.”

Operating Segment Results

For the quarter ended June 30, 2010, DCS Online revenues were $21.3 million or 71% of Dice Holdings’ consolidated revenues, representing a 6% increase from the comparable 2009 quarter. Growth was driven by a greater number of recruitment package customers served, as well as a 26% increase in revenues at ClearanceJobs.

The eFinancialCareers segment, which consists of eFinancialCareers operations outside of North America, accounted for 23% of Dice Holdings’ consolidated revenues in the second quarter of 2010. For the quarter ended June 30, 2010, eFinancialCareers revenues increased 23% to $6.7 million. Measured in pound sterling, the eFinancialCareers international business increased 28%, as currency translation from pound sterling to U.S. dollars negatively impacted revenues by $0.2 million from the second quarter 2009.

The remaining businesses operated by Dice Holdings, which include the eFinancialCareers operations in North America, AllHealthcareJobs (since the date of acquisition, June 10, 2009), WorldwideWorker (since the date of acquisition, May 6, 2010) and Targeted Job Fairs, are reported in the Other category. Other revenues increased 28% to $1.8 million for the quarter ended June 30, 2010 from the comparable 2009 period.

Six Month Operating Results

Revenues for the six months ended June 30, 2010 totaled $56.7 million, as compared to $56.6 million in the same period in 2009. Recruitment activity at Dice.com and eFinancialCareers improved as compared to the first half of 2009. Currency translation from pound sterling to U.S. dollars favorably impacted revenues for the six months ended June 30, 2010 by $0.2 million from the comparable 2009 period.

By segment, DCS Online revenues decreased 4% to $40.4 million for the six month period ended June 30, 2010. In the same period, eFinancialCareers contributed revenues of $12.9 million, an increase of 13% (or 10% measured in pound sterling). Other revenues increased 12% to $3.5 million.

Net income for the six months ended June 30, 2010 increased 5% to $7.0 million, as compared to $6.6 million in the six months ended June 30, 2009.

For the six month period ended June 30, 2010, net cash provided by operating activities more than doubled to $22.2 million, as compared with $10.9 million for the same period last year. Adjusted EBITDA for the six months ended June 30, 2010 was $21.3 million, compared with $26.2 million for the same period in 2009. See “Notes Regarding the Use of Non-GAAP Financial Measures.”

Balance Sheet

Deferred revenue at June 30, 2010 was $41.1 million compared to $38.4 million at March 31, 2010 and $34.9 million at June 30, 2009. The $2.7 million or 7% sequential increase in deferred revenue is primarily attributed to strong renewal rates on annual contracts, as well as a sequential increase in new business at Dice.com.

Net Cash, defined as cash and cash equivalents and marketable securities less total debt, was $10.7 million at June 30, 2010, consisting of cash and cash equivalents and marketable securities of $40.4 million minus total debt of $29.7 million. This compares to a Net Cash balance of $7.7 million at March 31, 2010, consisting of cash and cash equivalents and marketable securities of $42.7 million minus total debt of $35.0 million.

In addition to making its quarterly amortization payment on the term loan, the Company prepaid $5.0 million on the term loan portion of its Amended and Restated Credit Facility. During the second quarter, the Company terminated its $20.0 million interest rate swap agreement.

Management Comments

Scot Melland, Chairman, President and Chief Executive Officer, said, “In the second quarter, our sales growth at both Dice.com and eFinancialCareers was outstanding. These results underscore our view that the long-term global opportunity for our business is unchanged as customers continue to strongly value our specialized approach.” Mr. Melland furthered, “Building on that approach, it’s important to offer our customers new ways to reach hard-to-find, highly-skilled professionals. With our talent network initiative, we are shaping our services to meet the needs of the evolving recruitment market. We are quite excited to launch the Dice Talent Network, further extending our leadership in technology recruiting.”

Michael Durney, Senior Vice President, Finance and Chief Financial Officer, said, “The drivers of our strong financial results continue to broaden. At Dice.com, we marked the second consecutive quarter of recruitment package customer growth and increases in the monthly revenue those customers generate. In addition, eFinancialCareers posted year-over-year revenue growth in each of its major regions, including an all-time high in Asia.” Mr. Durney added, “Given our dynamic business model, you would expect to see strong cash flow generation and that’s certainly evident in the first half of the year. Our strong and consistent cash flow allows us both to invest in the business and opportunistically complete acquisitions like WorldwideWorker.”

Business Outlook

The Company is providing a current, point-in-time view of estimated financial performance based on what it sees as of July 27, 2010 for both the quarter ending September 30, 2010 and the year ending December 31, 2010. The Company’s actual performance will vary based on a number of factors including those that are outlined in our Annual Report on Form 10-K for the year ended December 31, 2009, in the sections entitled “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q.

	Quarter ending September 30, 2010		Year ending December 31, 2010
Revenues	$31.5	mm	$121.5	mm

Estimated Contribution by Segment
DCS Online	71%		71%
eFinancialCareers	21%		22%
Other	8%		7%

Sales & Marketing expense	$11.0	mm	$43.0	mm

Adjusted EBITDA	$12.0	mm	$47.5	mm

Depreciation and amortization	$4.0	mm	$13.0	mm
Non-cash stock compensation expense	$1.0	mm	$4.0	mm
Interest expense, net	$1.0	mm	$4.0	mm
(Gain) loss from interest rate hedges*	—		$(0.3)	mm
Income taxes	$2.1	mm	$9.4	mm

Net income	$3.9	mm	$17.4	mm

Adjusted EBITDA Margin	38%		39%

Fully diluted share count	68	mm	68m	m

*	During the second quarter 2010, the Company terminated its $20 million interest rate swap.

Conference Call Information

The Company will host a conference call to discuss second quarter 2010 results today at 8:30 a.m. Eastern Time. Hosting the call will be Scot W. Melland, Chairman, President and Chief Executive Officer, and Michael P. Durney, Senior Vice President, Finance and Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 866-761-0748 or for international callers by dialing 617-614-2706; the participant passcode is 62230333. A replay will be available two hours after the call and can be accessed by dialing 888-286-8010 or 617-801-6888 for international callers; the replay passcode is 56435751. The replay will be available until August 3, 2010.

The call will also be webcast live from the Company’s website at www.diceholdingsinc.com under the Investor Relations section.

Investor Contact:

Jennifer Bewley

Director, Investor Relations

Dice Holdings, Inc.

212-448-4181

ir@dice.com

Media Contact:

Makovsky + Company

Kona Luseni

212-508-9684

kluseni@makovsky.com

About Dice Holdings, Inc.

Dice Holdings, Inc. (NYSE: DHX) is a leading provider of specialized career websites for professional communities, including technology and engineering, financial services, energy, healthcare, and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 19 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets primarily in North America, Europe, the Middle East, Asia and Australia.

Notes Regarding the Use of Non-GAAP Financial Measures

Dice Holdings, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), free cash flow, net cash and net debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Adjusted EBITDA

Adjusted EBITDA is a metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Amended and Restated Credit Facility, represents net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization, non-cash stock compensation expense, extraordinary or non-recurring non-cash income or expense, and to add back the deferred revenues written off in connection with acquisition purchase accounting adjustments.

We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth as well as to monitor compliance with financial covenants. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

We present Adjusted EBITDA because covenants in our Amended and Restated Credit Facility contain ratios based on this measure. Our Amended and Restated Credit Facility is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Amended and Restated Credit Facility that are based on Adjusted EBITDA may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under our Amended and Restated Credit Facility.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.

Free Cash Flow

We define free cash flow as net cash provided by operating activities from continuing operations minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period.

Net Cash/Net Debt

Net Cash is defined as cash and cash equivalents and marketable securities less total debt. Net Debt is defined as total debt less cash and cash equivalents and marketable securities. We consider net cash and net debt to be important measures of liquidity and indicators of our ability to meet ongoing obligations. We also use net cash and net debt, among other measures, in evaluating our choices for capital deployment. Net Cash and Net Debt presented herein are non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions, including without limitation statements under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors in the highly competitive developing market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, the failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under our credit facility. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q, all of which are available on the Investor Relations page of our website at www.diceholdingsinc.com.

You should keep in mind that any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Revenues	$29,921	$27,009	$56,748	$56,578

Operating expenses:
Cost of revenues	2,181	1,811	4,288	3,641
Product development	1,432	961	2,622	1,756
Sales and marketing	11,078	8,483	21,209	17,919
General and administrative	4,890	5,128	9,176	10,124
Depreciation	1,107	932	2,079	1,853
Amortization of intangible assets	2,748	4,017	5,144	7,908
Change in acquisition related contingencies	24	—	(300)	—

Total operating expenses	23,460	21,332	44,218	43,201

Operating income	6,461	5,677	12,530	13,377
Interest expense	(974)	(1,649)	(2,095)	(3,572)
Interest income	23	53	61	136
Other income	141	369	216	757

Income before income taxes	5,651	4,450	10,712	10,698

Income tax expense	1,963	1,674	3,723	4,064

Net income	$3,688	$2,776	$6,989	$6,634

Basic earnings per share	$0.06	$0.04	$0.11	$0.11
Diluted earnings per share	$0.05	$0.04	$0.10	$0.10

Weighted average basic shares outstanding	62,665	62,229	62,478	62,219
Weighted average diluted shares outstanding	67,630	65,941	67,348	65,834

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income	$3,688	$2,776	$6,989	$6,634
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	1,107	932	2,079	1,853
Amortization	2,748	4,017	5,144	7,908
Deferred income taxes	(745)	(1,573)	(1,498)	(3,198)
Amortization of deferred financing costs	209	209	417	417
Share based compensation	972	1,623	1,798	3,098
Change in acquisition related contingencies	24	—	(300)	—
Gain on interest rate hedges	(141)	(369)	(216)	(757)
Changes in operating assets and liabilities:
Accounts receivable	(1,239)	1,331	595	3,747
Prepaid expenses and other assets	822	438	17	358
Accounts payable and accrued expenses	1,876	(105)	1,336	(1,899)
Income taxes receivable/payable	(503)	(708)	(815)	(412)
Deferred revenue	2,039	(4,047)	6,825	(6,507)
Payments to reduce interest rate hedge agreements	(333)	(514)	(333)	(514)
Other, net	57	90	127	187

Net cash from operating activities	10,581	4,100	22,165	10,915

Cash flows from investing activities:
Purchases of fixed assets	(949)	(624)	(2,520)	(1,470)
Purchases of marketable securities	(1,938)	(1,234)	(2,442)	(1,234)
Maturities and sales of marketable securities	1,100	1,500	3,111	4,000
Payments for acquisitions	(6,000)	(2,690)	(6,000)	(2,690)

Net cash from investing activities	(7,787)	(3,048)	(7,851)	(1,394)

Cash flows from financing activities:
Payments on long-term debt	(5,300)	(12,300)	(23,600)	(32,600)
Proceeds from long-term debt	—	2,000	3,000	2,000
Other	542	3	724	3

Net cash from financing activities	(4,758)	(10,297)	(19,876)	(30,597)

Effect of exchange rate changes	(1,100)	2,514	(2,452)	1,567

Net change in cash and cash equivalents for the period	(3,064)	(6,731)	(8,014)	(19,509)
Cash and cash equivalents, beginning of period	39,975	42,366	44,925	55,144

Cash and cash equivalents, end of period	$36,911	$35,635	$36,911	$35,635

Non-cash investing and financing activities:
Issuance of common stock for the acquisition of AllHealthcareJobs	$—	$959	$—	$959

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$36,911	$44,925
Marketable securities	3,522	4,214
Accounts receivable, net	11,071	11,336
Deferred income taxes - current	806	812
Income taxes receivable	2,096	906
Prepaid and other current assets	1,437	1,360

Total current assets	55,843	63,553

Fixed assets, net	5,531	5,719
Acquired intangible assets, net	48,119	48,536
Goodwill	145,037	142,638
Deferred financing costs, net	1,458	1,875
Other assets	389	234

Total assets	$256,377	$262,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$10,740	$9,930
Deferred revenue	41,144	33,909
Current portion of acquisition related contingencies	1,554	275
Current portion of long-term debt	1,000	1,000
Income taxes payable	922	601

Total current liabilities	55,360	45,715

Long-term debt	28,700	49,300
Deferred income taxes - non-current	10,597	10,886
Interest rate hedge liability - non-current	—	550
Accrual for unrecognized tax benefits	5,821	5,778
Other long-term liabilities	2,647	1,706

Total liabilities	103,125	113,935
Total stockholders’ equity	153,252	148,620

Total liabilities and stockholders’ equity	$256,377	$262,555

Supplemental Information and Non-GAAP Reconciliations

On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A quarterly balance sheet, statement of operations and statement of cash flows for the quarter and six months ended June 30, 2010 are provided elsewhere in this press release. Supplemental schedules provided include:

Quarterly Adjusted EBITDA Reconciliation

A reconciliation of Adjusted EBITDA for the quarters and six months ended June 30, 2010 and 2009 is provided. This information provides the reader with the information we believe is necessary to analyze the Company.

Non-GAAP and Quarterly Supplemental Data

On this schedule, the Company provides certain non-GAAP information for the quarters and six months ended June 30, 2010 and 2009 that we believe is useful to understanding the business operations of the Company.

DICE HOLDINGS, INC.

QUARTERLY ADJUSTED EBITDA RECONCILIATIONS

(Unaudited)

(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$3,688	$2,776	$6,989	$6,634
Interest expense	974	1,649	2,095	3,572
Interest income	(23)	(53)	(61)	(136)
Income tax expense	1,963	1,674	3,723	4,064
Depreciation	1,107	932	2,079	1,853
Amortization of intangible assets	2,748	4,017	5,144	7,908
Change in acquisition related contingencies	24	—	(300)	—
Other income	(141)	(369)	(216)	(757)
Non-cash stock compensation expense	972	1,623	1,798	3,098

Adjusted EBITDA	$11,312	$12,249	$21,251	$26,236

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$10,581	$4,100	$22,165	$10,915
Interest expense	974	1,649	2,095	3,572
Amortization of deferred financing costs	(209)	(209)	(417)	(417)
Interest income	(23)	(53)	(61)	(136)
Income tax expense	1,963	1,674	3,723	4,064
Deferred income taxes	745	1,573	1,498	3,198
Change in accounts receivable	1,239	(1,331)	(595)	(3,747)
Change in deferred revenue	(2,039)	4,047	(6,825)	6,507
Changes in working capital and other	(1,919)	799	(332)	2,280

Adjusted EBITDA	$11,312	$12,249	$21,251	$26,236

DICE HOLDINGS, INC.

NON-GAAP AND QUARTERLY SUPPLEMENTAL DATA

(Unaudited)

(dollars in thousands except per customer data)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Revenues by Segment
DCS Online	$21,342	$20,098	$40,434	42,093
eFinancialCareers	6,737	5,473	12,860	11,395
Other	1,842	1,438	3,454	3,090

	$29,921	$27,009	$56,748	$56,578

Percentage of Revenues by Segment
DCS Online	71.3%	74.4%	71.3%	74.4%
eFinancialCareers	22.5%	20.3%	22.7%	20.1%
Other	6.2%	5.3%	6.0%	5.5%

	100.0%	100.0%	100.0%	100.0%

Sales and Marketing Expense	$11,078	$8,483	$21,209	$17,919
Sales and Marketing Expense as a Percentage of Revenue	37.0%	31.4%	37.4%	31.7%

Adjusted EBITDA	$11,312	$12,249	$21,251	$26,236
Adjusted EBITDA Margin	37.8%	45.4%	37.4%	46.4%

Net cash provided by operating activities	$10,581	$4,100	$22,165	$10,915
Purchases of fixed assets	(949)	(624)	(2,520)	(1,470)

Free Cash Flow	$9,632	$3,476	$19,645	$9,445

Deferred Revenue (end of period)	$41,144	$34,853	n.a.	n.a.

Dice.com Recruitment Package Customers
Beginning of period	6,200	6,850	5,900	7,600
End of period	6,750	6,450	6,750	6,450
Average for the period (1)	6,550	6,600	n.a.	n.a.

Dice.com Average Monthly Revenue per Recruitment Package Customer (2)	$825	$836	n.a.	n.a.

Segment Definitions:

DCS Online: Dice.com and ClearanceJobs

eFinancialCareers: eFinancialCareers worldwide, excluding North America

Other:	eFinancialCareers (North America), Targeted Job Fairs, JobsintheMoney,
AllHealthcareJobs (from the date of acquisition, June 10, 2009), and
WorldwideWorker (from the date of acquisition, May 6, 2010)

(1)	Reflects the daily average of recruitment package customers during the period.
(2)	Reflects simple average of three months in each quarterly period.